Exhibit 10.1

                 INTERNATIONAL BUILDING TECHNOLOGIES, CO., LTD.

                        STOCK SALE AND PURCHASE AGREEMENT

     THIS AGREEMENT is made this 16th day of April 2008 by and between INTERNATIONAL BUILDING TECHNOLOGIES GROUP INC., an US Publicly Traded Company (OTCBB: INBG) or its subsidiaries (the "Purchaser" or "IBTGI" hereinafter), and Wuhan Intepower Co., Ltd., a China corporation; (the "Seller" or the "Company" hereinafter), based on the MOU of Stock Sales and Purchase Agreement signed by both parties on December 19, 2007, with the following terms and conditions:

     WHEREAS, the Seller desires to sell to the Purchaser 92% of the common stock shares (the "Company Stock") of the Wuhan Wufeng Machinery Manufacturing Co., Ltd., its 100% wholly owned subsidiaries and assets, at a fixed price of RMB11,000,000, representing the entire original assets of Wuhan Wufeng Machinery Manufacturing Co., Ltd. (the Machinery Co. hereinafter). The Seller agrees to transfer the remaining 8% of the common shares of the Machinery Co. to the current senior management staff at no cost; the Purchaser agrees to transfer 4% of common shares of the Machinery Co. to the current management staff at no cost; the Purchaser will hold 88% of the total common shares of the Machinery Co. and the current senior management of the Machinery Co. will hold 12% of the Machinery Co. after closing.

     WHEREAS, the Purchaser desires to purchase the assets foregoing and hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto agree as follows:

     1. Purchase of Stock. At the closing of this Agreement (the "Closing"), upon the basis of the covenants, warranties and representations of the Purchaser set forth in this Agreement, the Seller will sell, transfer, assign, and deliver to the Purchaser with a certificate or certified document that representing 88% stock of the Machinery Co., clear of all liens, pledges, rights of third parties and any other encumbrances, except as otherwise may be permitted hereunder within 7 working days after signing of this Agreement.

     2. Compensation & Payment schedule. Purchaser agrees to the following: (if payment is made in currency other than RMB, the exchange rate will be in accordance with the daily exchange rate on the date the money is deposited into the account)

     (1) Payment of RMB1,100,000 (10% of the total fixed price) payable in cash within 7 working days after the signing of this Agreement to the assigned bank account by the Seller.

     (2) Issuance of three Convertible Promissory Notes with the following terms, conditions and amount to the Seller within 7 working days after the signing of this Agreement as follows;

     (a) On or before June 30, 2008, upon presentation of approved acquisition documents from the local government authorities to the Purchaser by Seller, subject to passing the audit as described at clause 4(b), and presentation of

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the Convertible Promissory Note by Seller,  Purchaser agrees to pay RMB5,000,000 in cash with 7 working days to the assigned bank account; or exchange for equivalent value of common stock of IBTGI subject to the approval of the Seller.

     (b) On or before Sept. 30, 2008, upon legally completion of stock and assets transfer between two parties, and presentation of the Convertible Promissory Note by Seller, Purchaser agrees to pay RMB4,000,000 in cash with 7 working days to the assigned bank account; or exchange for equivalent value of common stock of IBTGI subject to the approval of the Seller.

     (c) On or before Dec. 20, 2008, upon presentation of the Convertible Promissory Note by Seller, Purchaser agrees to pay RMB900,000 in cash with 7 working days to the assigned bank account; or exchange for equivalent value of common stock of IBTGI subject to the approval of the Seller.

3.

     (a) Rights to contracts and business relationships as set forth in Exhibit B, attached herein.

     (b) Machinery, technical, raw material, marketing and other materials, as set forth in Exhibit B, attached herein.

     (c) Financial Statements for years 2005, 2006 and 2007, as set forth in Exhibit B, attached herein.

     (d) Debts and Litigation (if any), as set forth in Exhibit B, attached herein.

     (e) Financial Statements for the year of 2008 up to March 31, 2008.

     (f) Patents and royalties

4. Other Conditions.

     (a) Patent & Royalty Agreement: The patents that the Machinery Co. currently owns are to remain in the Machinery Co. After the closing of this Agreement, the Machinery Co. owns all patents and royalties.

     (b) Audit Requirements. After execution of clause 2 (1) of this Agreement between the Purchaser and the Seller, Seller is subject to satisfy a necessary audit of the Machinery Co. as required by the Purchaser. Such audit is performed by the Purchaser's approved auditors, or an internal audit performed by an appointed qualified PCOAB auditing company. The Purchaser will be responsible for the fee that may occur for such audit purpose. Such audit process must be completed within 75 days after the signing of this Agreement.

     (c) On or Before Sept. 30, 2008, or within 7 days after the completion of the clause 2. (2). (b), both parties agree to enter into a separated Consulting Agreement that the Seller will provide further consulting services, in order to

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assure the smooth  transactions of management and operation of the Machinery Co.
Such Consulting Agreement will be signed with terms and conditions agreed by two parties.

     5. Reversal of Agreement. The Agreement between the Parties may be reversed and the original cash or stock returned to each of the Parties if one of the following conditions prevails:

     (a) Purchaser is unable to maintain the terms and conditions of the Stock Sale and Purchase Agreement. In this event, Purchaser agrees to compensate the Seller that any and all cash payments made to the Seller will be forfeited.

     (b) The Seller is unable to maintain the terms and conditions of the Stock Sales and Purchase Agreement. In this event, Seller agrees to compensate Purchaser 150% of the payments made by the Purchaser.

     (c) The Machinery Co. is unable to maintain the assets or continue operations. (This clause becomes void three months after closing)

     (d) Unable to pass the required audit, or unable to obtain formal approval from the local government authority to change registration of shareholders that are not either party's responsibilities.

6. Representations and Warranties of the Seller.

     Where a representation contained in this Agreement is qualified by the phrase "to the best of the Seller's knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, the Seller believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. The Seller represents and warrants to the Purchaser as follows:

     (a) Power and Authority. The Seller has full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the "Other Agreements").

     (b) Binding Effect. Upon execution and delivery by the Seller, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Seller, enforceable against the Seller in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Effect. Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by the Seller of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of the Company or, of any contract, commitment or other obligation of the Machinery Co. or the Seller or necessary for the operation of the Machinery Co. following the Closing or any other contract, commitment, or other obligation to which the Seller or the Machinery Co. is a party, or create or result in the creation of any encumbrance on any of the property of the Machinery Co. The

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Machinery Co. is not in violation of its Articles of Incorporation,  as amended, it's Bylaws, as amended, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

     (d) No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by the Seller prior to the Closing to authorize the execution, delivery and performance by the Seller of this Agreement or the Other Agreements which are listed on Exhibit D.

     (e) Ownership of the Shares/stock to be Sold by the Seller. The Seller, who is the only legal and beneficial owner of the Share/Stock, has good, absolute, and marketable title to 100% shares of the Seller's Company Stock which constitute 100% percent of the issued and outstanding shares of the Machinery Co. Share/Stock. The shares of the Stock to be sold by the Seller hereunder constitute all of the shares of the capital stock of the Company owned by the Seller. The Seller has the complete and unrestricted right, power and authority to cause the sale, transfer, and assignment of the Stock pursuant to this Agreement. The delivery of the Stock to the Purchaser as herein contemplated will vest in the Purchaser good, absolute and marketable title to the shares of the Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws.

     (f) Subsidiaries. As of the Closing, the Seller or the Machinery Co. will have report to the Purchaser for Machinery Co.'s subsidiaries (if any), and any other direct or indirect interests in any other companies, partnerships, joint ventures, limited liability companies or other persons that may affect the interest of the Purchaser.

     (i) Capitalization and Other Outstanding Shares. The Seller or the Machinery Co. is authorized by its Articles of Incorporation when submitting application to the government authority, to issue 100% shares of the Common Stock, and shares of Preferred Stock. As of the date of this Agreement, the Seller or the Machinery Co. has no duly and validly issued and outstanding, fully paid, and non-assessable shares of the Common Stock and shares of the Preferred Stock. There are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner, including without limitation, with respect to the voting, sale, transfer, rights of first refusal, rights of first offer, proxy or registration or calls, demands or commitments of any kind, to the issuance of the Stock or other securities or entitling anyone to acquire the Stock or other securities of the Seller or the Machinery Co., whether directly or upon the exercise or conversion of other securities. There are, and at the Closing there will be, no outstanding contractual obligations of the Seller or the Machinery Co. to repurchase, redeem or otherwise acquire any shares of their respective capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other entity or person. There are no anti-dilution or price adjustment provisions contained in any security issued by the Machinery Co.

     (g) Taxes. All state, provincial, city or local return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment or collection of any Taxes (as defined below) or the administration of any laws, regulations or administrative requirements relating to any returns that are or were required to be filed by the Seller and the Machinery Co., pursuant to the laws or administrative requirements of each governmental body with taxing power over it or its assets have been duly filed. "Taxes" means all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental body and shall include any transferee liability in

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respect of Taxes.  There is no audit,  action,  suit,  claim,  proceeding or any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Seller and the Machinery Co. in respect of any Tax. There exists no tax assessment, proposed or otherwise, against the Seller or the Company nor any lien for Taxes against any assets or property of the Seller or the Company. All Taxes that the Seller or the Machinery Co. are or were required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body. Neither the Seller nor the Machinery Co. are a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement. There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from the Seller or the Machinery Co. or of any Tax Return filed or required to be filed by the Seller or the Machinery Co. pending or threatened against or with respect to the Seller or.

     (h) Litigation. Other than as set forth in Exhibit D, attached herein, there is no action, suit, hearing, inquiry, review, proceeding or investigation by or before any court or governmental body pending, or threatened against or involving the Seller or Machinery Co., its affiliates or the Seller or with respect to the activities of any employee or agent of the Company. Neither the Seller nor Machinery Co. have received any notice of any event or occurrence which could result in any such action, suit, hearing, inquiry, review, proceeding or investigation.

     (i) Records. The books of account and minute books of the Machinery Co. are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

     (j) Internal Accounting Controls. The Seller or the Machinery Co. maintains a system of internal accounting controls sufficient, in the judgment of the Seller or the Machinery Co.'s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books of account, corporate records and minute books of the Machinery Co. are complete and correct in all material respects.

     (k) Stock Issuances. All issuances by the Seller or the Machinery Co. of stock in past transactions have been legally and validly affected and were in full compliance with the requirements and in full compliance with and according to the law requirements of China and the Articles of Incorporation and By-laws of the Seller and the Machinery Co.

     (l) Anti-takeover Plan; State Takeover Statutes. Neither the Company, nor the Machinery Co. and nor any of its subsidiaries has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or similar plan, scheme, device or arrangement. No other state takeover statute or similar statute or regulation applies or purports to apply to this agreement or the transactions contemplated hereby.

     (m) The Seller's Representations and Warranties True and Complete. All representations and warranties of the Seller in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

     (n) No Knowledge of the Purchaser's Default. The Seller has no knowledge that any of the Purchaser's representations and warranties contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that

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the Purchaser is in default under any term or provision of this Agreement or the
Other Agreements.

     (o) No Untrue Statements. No representation or warranty by the Seller in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     (p) Reliance. The foregoing representations and warranties are made by the Seller with the knowledge and expectation that the Purchaser is placing complete reliance thereon.

     (q) Conduct of Business in Normal Course. The Seller or the Machinery Co. will carry on its business and activities in substantially the same manner as they previously have been carried out and will not institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by the Company as of the date of this Agreement.

     (r) Issuances of Securities. The Seller or the Machinery Co. will not issue any shares of its capital stock, issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from government authority, or agree to do any of the acts listed above.

     7. Representations and Warranties of the Purchaser. Where a representation contained in this Agreement is qualified by the phrase "to the best of the Purchaser's knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, the Purchaser believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. The Purchaser hereby represents and warrants to the Seller as follows:

     (a) Power and Authority. The Purchaser has full power and authority to execute, deliver and perform this Agreement and the Other Agreements

     (b) Binding Effect. Upon execution and delivery by the Purchaser, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Purchaser enforceable against the Purchaser in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by the Purchaser prior to the Closing to authorize the execution, delivery and performance by the Purchaser of this Agreement or the Other Agreements.

     (d) The Purchaser's Representations and Warranties True and Complete. All representations and warranties of the Purchaser in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

     (e) No Knowledge of the Seller's Default. The Purchaser has no knowledge that any of the Seller's representations and warranties contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete in any

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respect  or that the Seller is in default  under any term or  provision  of this
Agreement or the Other Agreements.

     (f) No Untrue Statements. No representation or warranty by the Purchaser in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     (g) Reliance. The foregoing representations and warranties are made by the Purchaser with the knowledge and expectation that the Seller is placing complete reliance thereon.

     8. Conditions Precedent to Obligations of the Purchaser. All obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

     (a) Representations and Warranties True at the Closing. The representations and warranties of the Purchaser herein shall be deemed to have been made again as of the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. The Purchaser shall have performed all of the obligations to be performed by it hereunder on or prior to the Closing.

     (b) Deliveries at the Closing. The Purchaser shall have delivered to the Seller at the Closing all of the documents required to be delivered hereunder.

     9. Conditions Precedent to Obligations of the Seller. All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

     (a) Corporate Records, etc. The Seller shall have delivered to the Purchaser the originals of the Articles of Incorporation, Bylaws, minute books, and other corporate governance materials used since the inception of the Company.

     (b) Representations and Warranties True at Closing. The representations and warranties of the Seller herein shall be deemed to have been made again at the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. The Seller shall have performed all of the obligations to be performed by it hereunder on or prior to the Closing.

     (c) Payment of the Purchase Price. The Purchaser shall have delivered the Compensation.

     10. The Nature and Survival of Representations, Covenants and Warranties. All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Closing and all inspections, examinations, or audits on behalf of the parties, shall expire one year following the Closing.

     11. Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Purchaser and its affiliates against and in respect to all damages (as hereinafter defined) up to the amount of the Purchase Price. Damages, as used herein shall include any claim, salary, wage, action, tax, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including, without limitation, counsel fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same or in opposition to the imposition thereof, or in enforcing this indemnity, resulting to the Purchaser from any inaccurate representation made by or on behalf of the Seller in or pursuant to this Agreement, breach of any of the warranties made by or on behalf of the Seller in or pursuant to this Agreement, breach or default

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in the performance by the Seller of any of the obligations to be performed by it hereunder. Any damages incurred by the Purchaser shall first be settled by deducing said amount from the Holdback Amount.

     Notwithstanding the scope of the Seller's representations and warranties herein, or of any individual representation or warranty, or any disclosure to the Purchaser herein or pursuant hereto, or the definition of damages contained in the preceding sentence, or the Purchaser's knowledge of any fact or facts at or prior to the Closing, damages shall also include all debts, liabilities, and obligations of any nature whatsoever (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of the Company, as of the date hereof, whether known or unknown by the Seller; all claims, actions, demands, losses, costs, expenses, and liabilities resulting from any litigation from causes of action arising prior to the Closing involving the Company or any stockholders thereof other than the Seller, whether or not disclosed to the Purchaser; all claims, actions, demands, losses, costs, expenses, liabilities and penalties resulting from (i) the Company's infringement or claimed infringement upon or acting adversely to the rights or claimed rights of any person under or in respect to any copyrights, trademarks, trademark rights, patents, patent rights or patent licenses; or (ii) any claim or pending or threatened action with respect to the matters described in clause (i); all claims, actions, demands, losses, costs, expenses, liabilities or penalties resulting from the Company's failure in any respect to perform any obligation required by it to be performed at or prior to the Closing, or by reason of any default of the Company, at the Closing, under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected; and all losses, costs, and expenses (including without limitation all fees and disbursements of counsel) relating to damages.

     The Seller shall reimburse and/or pay on behalf of the Purchaser and/or the Company on demand for any payment made or required to be made by the Purchaser and/or the Company at any time after the Closing based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect to the damages to which the foregoing indemnity relates. The Purchaser shall give, or the Purchaser shall cause the Company to give, the Seller written notice within 30 days after notification of any litigation threatened or instituted against the Company which might constitute the basis of a claim for indemnity by the Purchaser and/or the Company against the Seller.

     Notwithstanding anything contained in this Agreement to the contrary, the right to indemnification described in this paragraph shall expire 18 months after the Closing.

     12. Records of the Company. For a period of five years following the Closing, the books of account and records of the Seller or the Machinery Co. pertaining to all periods prior to the Closing shall be available for inspection by the Seller for use in connection with tax audits.

     13. Further Conveyances and Assurances. After the Closing, the Seller and the Purchaser will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to sell, transfer and assign to and fully vest in the Purchaser ownership of the Assets and to consummate the transactions contemplated hereby.

     14. Closing. The Closing of the sale and purchase contemplated hereunder shall be on or before Dec. 20, 2008, subject to acceleration or postponement from time to time as the Seller and the Purchaser may mutually agree.

     15. Deliveries at the Closing by the Seller. At the Closing the Seller shall deliver to the Purchaser:

     (a) Certificates or Certified Document as stated, representing 88% of the common stock shares of the Machinery Co., duly endorsed by the Seller, free and clear of all liens, claims, encumbrances, and restrictions of every kind except for the restrictive legend required by Paragraph 3 hereof.

     (b) Any other document which may be necessary to carry out the intent of this Agreement.

     16. Deliveries at the Closing by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the following:

     (a) Compensation as set forth above.

     (b) Any other document which may be necessary to carry out the intent of this Agreement.

     17. No Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such parties' sole, absolute and unfettered discretion.

     18. Brokerage. The Seller and the Purchaser agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

     19. Mediation and Arbitration. This Agreement is based on the law and regulation of China; and in accordance to the international law and regulation if the laws and regulations of China are unable to cover such issues. All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected and agreed upon by the parties. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the China International Trade Arbitration Association in Beijing. Such arbitration is in English, will be final to each party and both parties will not seek further judgment or assistance from any other jurisdiction.

     20. Attorney's Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants contained in this Agreement, the parties hereby covenant and agree that the party or parties who are found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party or parties that bring suit.

     21. Benefit. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto, and his respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     22. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the Seller, addressed to Wuhan Intepower Co., Ltd., at 12/F, Gate A, Guo Mao Xin Du Building, 562 Jianshe Ave., Wuhan Hubei Province, PRC, post code 430022, telephone number: 86-27-85352951, facsimile number: 86-27-85352766 and if to the Purchaser, addressed to International Building Technologies, Group Inc., at 1151 Harbor Bay Parkway Suite 202, Alameda, CA, USA 94502, telephone number, 001.510.814.3778, facsimile number, 001.510.814.0366. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     23. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     24. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     25. Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     26. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     27. Incorporation by Reference. The Attachments and Schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

     28. Controlling Agreement. In the event of any conflict between the terms of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

     29. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     30. Language and copies: This Agreement is written in both English and Chinese in 6 original copies, three copies for each, and has the same legal effect and binding on all parties hereto.

     31. Entire Agreement. This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF; this Agreement has been executed on the date first written above.

                                FOR SELLER

                                Wuhan Intepower Co., Ltd.,


                                 By: /s/ Sun Ai Jun
                                    --------------------------------------------
                                    Sun Ai Jun, Chairman

                                 Date: April 17, 2008
                                      ----------------------


                                 FOR: PURCHASER

                                 International Building Technologies Group, Inc.


                                 By: /s/ Kenneth Yeung
                                    --------------------------------------------
                                    Kenneth Yeung, CEO

                                 Date: April 16, 2008
                                      ----------------------


                                 By: /s/ Peter Chin
                                    --------------------------------------------
                                    Peter Chin, Director


                                 Date: April 16, 2008
                                      ----------------------

                                   EXHIBIT A:

                           Convertible Promissory Note

                                   EXHIBIT B:

     (a)  All signed contracts and papers of business relationships.

     (b)  Machinery, technical, raw material, marketing and other materials.

     (c)  Financial Statements for years 2005, 2006 and 2007

     (d)  Debts and Litigation (if any).

     (e)  Financial Statements for the year of 2008 up to March 31, 2008.

                                       13